UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 11, 2005

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On January 11, 2004, Genzyme Corporation issued a press release containing certain information related to its results of operations and financial condition for the three and twelve month periods ended December 31, 2004.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release includes forward-looking non-GAAP financial measures related to earnings per share (“EPS”).  The directly comparable financial measure is GAAP EPS, which will include amortization and one-time items, as well as dilution from contingent convertible notes, and will therefore be lower than the non-GAAP EPS.  Genzyme believes that this non-GAAP financial measure can enhance an overall understanding of Genzyme’s past financial performance and its prospects for the future.  The non-GAAP financial measure is included with the intent of providing both management and investors with a more complete understanding of underlying operational results and trends.  In addition, this non-GAAP financial measure is among the primary indicators Genzyme management uses for planning and forecasting purposes.  This non-GAAP financial measure is not intended to be considered as a substitute for the GAAP figure, which will be available on February 17, 2005.

Item 9.01                                             Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Genzyme Corporation dated January 11, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: January 12, 2005	By:	/S/ Michael S. Wyzga
Michael S. Wyzga
Executive Vice President, Finance;
Chief Financial Officer; and
Chief Accounting Officer